Exhibit 10.2
AMENDMENT NO. 19 TO THE NONEXCLUSIVE VALUE ADDED DISTRIBUTOR AGREEMENT

This Amendment No. 19 (the “Amendment”) to the Nonexclusive Value Added Distributor Agreement by and between ScanSource, Inc., a South Carolina corporation with a place of business at 6 Logue Court, Greenville, South Carolina 29615 (“Distributor”) and Cisco Systems, Inc., a Delaware corporation having its principal place of business at 170 West Tasman Drive, San Jose, California 95134 (“Cisco”) is effective as of the date of last signature below (the “Amendment Effective Date”).

WHEREAS, Cisco and Distributor have previously entered into the Nonexclusive Value Added Distributor Agreement dated January 22, 2007, as amended (the “Agreement”); and

WHEREAS, Cisco and Distributor would like to amend the Agreement to extend the term of the Agreement;

NOW THEREFORE, the parties agree to amend the Agreement as follows:

1. The term of the Agreement is hereby renewed for a period of sixty (60) days     following the Amendment Effective Date, unless sooner terminated as provided for in the Agreement. If the Agreement expired prior to the Amendment Effective Date, any orders received, and Products and Services purchased, between the date of expiration and the Amendment Effective Date shall be in all respects deemed made under the Agreement as in effect prior to this Amendment. The parties further agree that if Distributor places Purchase Orders after the expiration of the Agreement, and Cisco accepts such Purchase Orders, then any such Purchase Orders shall be governed by the terms and conditions of the Agreement; provided, however, that acceptance by Cisco or any Purchase Order placed after the Agreement has expired will not be considered as an extension of the term of the Agreement nor a renewal thereof. Each party acknowledges that the Agreement shall always be interpreted as being limited in duration to a definite term and that the other party has made no commitments whatsoever regarding the renewal of the Agreement beyond those expressly agreed in writing.

2. To the extent that there is conflict between the Agreement and this Amendment, the terms of this Amendment shall take precedence over the terms and conditions of the Agreement with regards to the subject matter described herein.

3. Any terms not defined in this Amendment shall have the meaning stated in the Agreement. All other terms and conditions of the Agreement remain unchanged and in full force and effect.

(Signature page to follow)

IN WITNESS WHEREOF, the parties hereto have each duly executed this Amendment effective as of the Amendment Effective Date. Each party warrants and represents that its respective signatories whose signatures appear below have been and are, on the date of signature, authorized to execute this Amendment.

ScanSource, Inc.	Cisco Systems, Inc.
(“Distributor”)	(“Cisco”)

/s/ KRISTIN HILL	/s/ JENN PATE
Authorized Signature	Authorized Signature

Kristin Hill	Jenn Pate
Print Name	Print Name

Vice President, Supplier Services - Cisco Business Segment	Authorized Signatory
Title	Title

February 22, 2023	February 23, 2023
Date	Date